Exhibit 10.31

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is dated for reference purposes as of the 27th day of January, 2012, by and among S/I NORTH CREEK I, LLC, a Washington limited liability company (“Landlord”), LIPOSONIX, INC. (f/k/a Medicis Technologies Corporation), a Delaware corporation (“Tenant”), and SOLTA MEDICAL, INC., a Delaware corporation (“Guarantor”).

RECITALS

A. Landlord and Tenant entered into that certain Schnitzer North Creek Business Center Lease Agreement dated May 30, 2007 (the “Lease”), with respect to Tenant’s lease of approximately 24,705 rentable square feet of space consisting of Building 2 of the Schnitzer North Creek Business Center located at 11818 North Creek Parkway N., Bothell, Washington 98011. The Tenant’s obligations under the Lease are guaranteed by Guarantor.

B. Landlord and Tenant desire to amend the Lease to, among other things, extend the Lease term through January 31, 2015, on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Defined Terms. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meaning they are given in the Lease.

2. Extension of Term. The Term is hereby extended through January 31, 2015. The period of time from February 1, 2012, through January 31, 2015, is referred to in this Amendment as the “New Term”. Except as amended by this Amendment, all terms and conditions of the Lease shall continue to apply to Tenant’s lease of the Premises for the New Term except that Tenant’s Right of First Opportunity set forth in Section 2.03 of the Lease is hereby deleted. Tenant is leasing the Premises for the New Term in its current “as is” condition.

3. New Term Base Rent. The Base Rent for the New Term shall be as follows:

Months:	Monthly Installments:
2/1/12 – 4/7/12	$0.00
4/8/12 – 9/30/12	$28,822.50
10/1/12 –9/30/13	$30,551.85
10/1/13 – 1/31/15	$32,384.14

4. Parking. Tenant’s parking pursuant to Section 1.01(q) of the Lease will continue to be free of additional parking charges during the New Term.

5. Assignment. Notwithstanding the terms of Section 15 of the Lease to the contrary, Tenant shall have the right to sublet all or part of the Premises or assign the Lease at any time,

without the prior written consent of Landlord, provided that (a) no such assignment shall relieve Tenant of its liability under the Lease (as amended by this Amendment), and (b) in the case of an assignment of the Lease, Tenant shall provide Landlord with written notice of any such assignment together with a copy of the assignment document (which shall identify the assignee).

6. Consent of Guarantor. By signing this Amendment where indicated below, Guarantor hereby consents to the terms of this Amendment and confirms that its guaranty of the Tenant’s obligations under the Lease shall remain in full force and effect during the New Term.

7. Confidentiality. The terms of this Amendment shall be held in strict confidence by Landlord and Tenant and shall not be disclosed to any party other than those who have a reasonable need to know (including any advisors, prospective purchasers of the Property and/or lenders of Landlord).

8. Ratification. Except as expressly set forth herein, the terms and conditions of the Lease shall remain in full force and effect and are hereby ratified.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

TENANT:

LIPOSONIX, INC.

By:	/s/ John F. Glenn
Name:	John F. Glenn
Title:	Secretary

GUARANTOR:

SOLTA MEDICAL, INC.

By:	/s/ John F. Glenn
Name:	John F. Glenn
Title:	CFO

LANDLORD:

S/I NORTH CREEK I, LLC

By:	/s/ Alan Cantlin
Name:	Alan Cantlin
Title:	Senior Investment Director

STATE OF CALIFORNIA	)
) ss.
COUNTY OF ALAMLDA	)

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

On this 27 day of January, 2012, before me personally appeared John F. Glenn, to me known to be the Secretary of LIPOSONIX, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ Lois Ritter
Notary Public in and for the State of California residing at 25881Industrial BLVD. Hayward, CA My commission expires: June 28, 2012 Lois Rittee [Type or Print Notary Name]
(Use This Space for National Seal Stamp)

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

On this 2 day of February, 2012, before me personally appeared Alan Cantlin, to me known to be a member of S/I NORTH CREEK I, LLC, the limited liability company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ Danielle Rhoda Phillips
Notary Public in and for the State of Washington, residing at Kirkland, wa My commission expires: February 22, 2015 Danielle Rhoda Phillips [Type or Print Notary Name]
(Use This Space for National Seal Stamp)

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